UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                   -----------



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): December 23, 1997
                                                      (December 19, 1997)




                        CONSTELLATION ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)




      Maryland and Virginia        Not Assigned             52-1964611
     ---------------------------------------------------------------------
     (State of incorporation)      (Commission            (IRS Employer
                                   File Number)        Identification No.)




           39 W. Lexington Street   Baltimore, Maryland    21201
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




                                 410-234-5685
             (Registrant's telephone number, including area code)




                                 Not Applicable
  (Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.  Other Events
---------------------

     As announced in September 1995, BGE and Pepco had planned to merge into Constellation Energy Corporation as soon as all conditions to closing the merger were satisfied. On December 22, 1997, BGE and Pepco announced they were terminating the merger agreement. Specific details about the decision to terminate the merger agreement are included in Pepco's Report on Form 8-K dated December 22, 1997 and BGE's Report on Form 8-K dated December 23, 1997.

     Constellation Energy Corporation filed several registration statements under the Securities Act of 1933 to register securities needed for various Constellation Energy Corporation shareholder, employee, and executive plans and financing programs if the merger had closed. No securities were issued by Constellation Energy Corporation under those registration statements. As a result of the announcement by both companies to terminate the merger agreement, Constellation Energy Corporation will deregister all securities registered on the registration statements.




                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                CONSTELLATION ENERGY CORPORATION
                                                           (Registrant)


Date  December 23, 1997                                  /s/  D. A. Brune
     -------------------                         -----------------------------

                                                   D. A. Brune, Vice President
                                                 on behalf of the Registrant and
                                                  as Principal Financial Officer


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